Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of September
                     Distribution Date of October 20, 1997
                           Servicer Certificate #12

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $343,797,709.78
Beginning Pool Factor                                           0.7066650

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,004,101.83
     Interest Collected                                     $2,849,939.68

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $865,672.59
Total Additional Deposits                                     $865,672.59

Repos / Chargeoffs                                            $982,800.70
Aggregate Number of Notes Charged Off                                 122

Total Available Funds                                      $13,719,714.10

Ending Pool Balance                                       $332,810,807.25
Ending Pool Factor                                              0.6840817

Servicing Fee                                                 $286,498.09

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,878,192.28
     Target Percentage                                               2.50%
     Target Balance                                         $8,320,270.18
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                   ($2,148,045.02)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                      10.029%
Current Weighted Average Remaining Term (months):                   38.82

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days            $2,312,607.88    1,957
                                31 - 60 days             $609,009.77      515
                                60+  days                $238,245.45      127

     Total:                                            $3,159,863.10    1,959

     Balances:                  60+  days              $5,176,075.56      127

Memo Item - Reserve Account
     Prior Month                                      $11,196,786.66
+    Invest. Income                                       $37,436.71
+    Excess Serv.                                        $643,968.91
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $11,878,192.28

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  September

                                                                       NOTES
                                                                                                       CLASS B          CLASS C
                                    TOTAL           CLASS A - 1     CLASS A - 2      CLASS A - 2     CERTIFICATES     CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           93.50%            0.00%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $343,797,709.78
Ending Pool Balance              $332,810,807.25

Collected Principal               $10,004,101.83
Collected Interest                 $2,849,939.68
Charge - Offs                        $982,800.70
Liquidation Proceeds / Recoveries    $865,672.59
Servicing                            $286,498.09
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                $13,433,216.01

Beginning Balance                 $343,797,709.78          $0.00   $78,043,974.48  $236,500,000.00  $15,760,651.99  $13,493,083.31

Interest Due                        $1,802,344.57          $0.00      $385,667.31    $1,247,537.50      $85,370.20      $83,769.56
Interest Paid                       $1,802,344.57          $0.00      $385,667.31    $1,247,537.50      $85,370.20      $83,769.56
Principal Due                      $10,986,902.53          $0.00   $10,272,753.87            $0.00     $384,541.59     $329,607.08
Principal Paid                     $10,986,902.53          $0.00   $10,272,753.87            $0.00     $384,541.59     $329,607.08

Ending Balance                    $332,810,807.25          $0.00   $67,771,220.61  $236,500,000.00  $15,376,110.40  $13,163,476.23
Note / Certificate Pool Factor                            0.0000           0.6056           1.0000          0.9030          0.9029
   (Ending Balance / Original Pool Amount)
Total Distributions                $12,789,247.10          $0.00   $10,658,421.18    $1,247,537.50     $469,911.79     $413,376.64

Interest Shortfall                          $0.00          $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                         $0.00          $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                        $0.00          $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                      $643,968.91
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $11,878,192.28
(Release) / Draw                   ($2,148,045.02)
Ending Reserve Acct Balance         $9,730,147.26

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  September


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                 5              4                3                 2               1
                              Apr-97            May-97         Jun-97           Jul-97            Aug-97          Sep-97
Beginning Pool Balance   $403,347,664.99   $390,783,947.09  $379,446,408.45  $368,219,179.65  $356,384,702.80  $343,797,709.78

A)   Loss Trigger:
Principal of Contracts
  Charged Off              $1,257,545.15       $872,581.99      $847,804.26      $847,658.24      $852,012.18      $982,800.70
Recoveries                   $750,115.55       $545,528.41      $786,549.19      $945,754.63      $620,268.66      $865,672.59

Loss Trigger - Reserve Account Balance                              Loss Trigger - Certificate Lockout Event
    Total Charged Off (Months 5, 4, 3)      $2,568,044.49             Total Charged off (Months 1 - 6)           $5,660,402.52
     Total Recoveries (Months 3, 2, 1)      $2,431,695.88             Total Recoveries (Months 1 - 6)            $4,513,889.03
     Net Loss / (Recoveries) for 3 Mos        $136,348.61(a)          Net Loss/(Recoveries) for 6 Mos.           $1,146,513.49(c)

Total Balance (Months 5, 4, 3)          $1,138,449,535.19(b)          Total Balance (Months 1 - 6)           $2,241,979,612.76(d)

Loss Ratio Annualized  [(a/b) * (12)]               0.1437%           Loss Ratio Annualized [(c/d) (12)]              0.61366%

Trigger:  Is Ratio > 1.5%                               No            Trigger:  Is Ratio > 6.0%                            No

                                                                                    Jul-97          Aug-97            Sep-97
B)   Delinquency Trigger:                                                      $8,970,993.38    $5,718,901.09    $5,176,075.56
     Balance delinquency 60+ days                                                   2.43632%         1.60470%         1.50556%
     As % of Beginning Pool Balance                                                 2.31858%         2.21808%         1.84886%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                  2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer